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                         ACCOUNTANT'S CONSENT

                                                            Exhibit 23

                    CONSENT OF ARTHUR ANDERSEN LLP

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 12, 1999 included in Industrial Distribution Group, Inc.'s (the "Company") Form 10-K for the year ended December 31, 1998 and of our report dated July 24, 1998 included in the Company's Form 8-K/A dated August 18, 1998 and to all references to our firm included in or made a part of this Registration Statement.




                                         /s/  Arthur Andersen LLP
Atlanta, Georgia
May 3, 1999